                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Wachovia Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                              [LOGO OF WACHOVIA]

           100 North Main Street               191 Peachtree Street, N.E.
               P.O. Box 3099                         P.O. Box 4148
       Winston-Salem, North Carolina             Atlanta, Georgia 30303
                27150


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                 March 22, 2000


TO THE SHAREHOLDERS OF
WACHOVIA CORPORATION:

      You are cordially invited to attend the Annual Meeting of Shareholders of Wachovia Corporation to be held at the Wachovia Park Building, 101 North Cherry Street, Winston-Salem, North Carolina, on Friday, April 28, 2000, at 10:30 A.M., EDT, for the following purposes:

    (1) To elect one director for a two-year term to expire at the 2002 An-nual Meeting of Shareholders, and six directors for three-year terms to expire at the 2003 Annual Meeting of Shareholders;

    (2)  To ratify the appointment of the independent auditors for 2000; and

    (3) To transact such other business as properly may come before the meeting.

      Shareholders of record at the close of business on February 22, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                        /s/L.M.Baker, Jr.
                                        L. M. Baker, Jr.
                                        Chairman and Chief Executive Officer

                              [LOGO OF WACHOVIA]

           100 North Main Street                191 Peachtree Street, N.E.
               P.O. Box 3099                           P.O. Box 4148
       Winston-Salem, North Carolina              Atlanta, Georgia 30303
                27150

                                PROXY STATEMENT

                                March 22, 2000

      This Proxy Statement and accompanying proxy are being mailed to share-holders on or about March 22, 2000, in connection with the solicitation of proxies by the Board of Directors of Wachovia Corporation for use at the An-nual Meeting of Shareholders to be held on April 28, 2000, and at any adjourn-ment thereof. The entire cost of such solicitation will be borne by Wachovia. In addition to solicitation by telephone or mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Wachovia will reimburse them for their expenses in so doing. Wachovia has retained W. F. Doring & Co. to assist in such solicitation. The fee to be paid to such firm is not expected to ex-ceed $7,500, plus reasonable out-of-pocket costs and expenses. Personal solic-itation also may be conducted by Directors, officers and employees of Wachovia and its subsidiaries.

      Shareholders of record at the close of business on February 22, 2000 will be entitled to vote at the Annual Meeting of Shareholders. At the close of business on February 22, 2000, there were 202,881,638 shares of common stock outstanding. Each share of common stock is entitled to one vote.

      A majority of votes entitled to be cast on a particular matter, repre-sented in person or by proxy, constitutes a quorum for purposes of the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the ad-journment. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for Director will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purposes.

      The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of directors. The affirmative vote of a majority of the votes cast will be required to act on all other matters scheduled to come before the annual meeting. Votes that are withheld and shares held by a broker, as nominee, that are not voted will not be included in determining the number of votes cast and, therefore, will have no effect on the election of Directors or other matters to come before the annual meeting.

                       VOTING AND REVOCABILITY OF PROXY

      Registered shareholders can simplify their voting and save Wachovia ex-pense by calling the toll-free number 1-877-779-8683 or voting via the Internet at http://www.eproxyvote.com/wb. Telephone and Internet voting infor-mation is provided on the proxy card. A control number, located on the proxy card, is designed to verify each shareholder's identity and allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

      If your shares are held in the name of a bank or broker, follow the vot-ing instructions on the form you receive. The availability of telephone and Internet voting will depend on their voting process.

      If you do not choose to vote by telephone or Internet, you may still re-turn your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1 and 2. If you vote by telephone or Internet, it is not necessary to return your proxy card.

      You may revoke your proxy at any time before it is voted at the meeting by executing a later-voted proxy by telephone, Internet or mail, by voting by ballot at the meeting, or by providing written notice of the revocation to the Secretary of Wachovia.

      Your vote is important. Accordingly, whether or not you plan to attend the meeting, you are urged to vote by telephone, Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by bal-lot at the meeting, thereby canceling any proxy previously given.

      In the event that any matter not described in this Proxy Statement prop-erly comes before the meeting, the proxyholders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, Wachovia is not aware of any other matter that might be presented at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information for each person who, as of February 22, 2000, beneficially owned more than five percent of Wachovia's common stock. To the best of Wachovia's knowledge, no other person owned more than five percent of Wachovia's common stock as of February 22, 2000.

                                          Amount and Nature
                                       of Beneficial Ownership
        Name and Address of                 of shares of            Percent of
       Beneficial Owner (1)               Common Stock (1)         Common Stock
       --------------------            -----------------------     ------------
Wachovia Corporation                         14,131,843               6.97%
Wachovia Bank, National Association
Wachovia Securities, Inc.
100 North Main Street
Winston-Salem, NC 27150

(1) Wachovia Bank, National Association ("Wachovia Bank") and Wachovia Securi-ties, Inc. are each wholly owned subsidiaries of Wachovia Corporation. All of the shares of Wachovia's common stock held by these two companies are held in fiduciary or representative capacities for the benefit of other persons. These two companies have, in the aggregate, sole voting power for 5,179,917 shares, shared voting power for 2,729,002 shares, sole disposi-tive power for 8,845,817 shares, and shared dispositive power for 4,224,129 shares.

                             ELECTION OF DIRECTORS

      The bylaws of Wachovia provide that the number of Directors shall not be less than nine nor more than 25. There are presently 17 Directors divided into three classes. The bylaws further provide that no person may be elected a Di-rector or continue to serve past an annual meeting if such person has reached the age of 67 (or 66 as to persons who have served for five or more years as chief executive officer of Wachovia), and no person may be elected a Director who has retired from active participation or practice of the person's princi-pal business or profession, provided that a Director who retires from active participation in his or her principal business or profession during the course of an unexpired term as Director may complete the unexpired term sub-ject to the age limitation. Messrs. Medlin and Clendenin are retiring as of the date of the Annual Meeting pursuant to these retirement provisions. At the 2000 Annual Meeting, one director is to be elected to serve for a term of two years, until the 2002 Annual Meeting, and six Directors are to be elected to serve for a term of three years, until the 2003 Annual Meeting. If elected, the nominees are expected to serve until their respective terms expire, except as the age and other retirement provisions of Wachovia's bylaws otherwise re-quire, and until their successors are elected and qualified. The remaining members of the Board of Directors are expected to continue to serve until their respective terms expire. Following the retirement of Messrs. Medlin and Clendenin and the election of all of the nominees for Director at the Annual Meeting, the Board will consist of 16 Directors.

      It is not anticipated that any of the nominees will be unable or unwill-ing to serve, but if that should occur, it is the intention of the proxyholders named in the proxy to vote for such other person or persons for the office of Director as the Board of Directors may nominate or, if recom-mended by the Board of Directors, to reduce the number of Directors to be elected at the meeting by the number of persons unable or unwilling to serve (subject to the requirement of Wachovia's articles of incorporation that the number of Directors in each of the three classes be as equal in number as pos-sible). Proxies cannot be voted for a greater number of nominees than the num-ber named in the Proxy Statement.

      Set forth on the following pages for each nominee for election as a Di-rector of Wachovia, and for each Director whose term will continue after the Annual Meeting, is a brief statement including the age, year of first election as a Director of Wachovia, principal occupation and business experience during the past five years, and certain other directorships, all as of December 31, 1999, unless otherwise indicated.

                      NOMINEES FOR ELECTION AS DIRECTORS
                       Term Expiring 2002 Annual Meeting

-------------------------------------------------------------------------------
[PHOTO]


                MORRIS W. OFFIT, 63, is Chairman and Chief Executive Officer
                of OFFITBANK, a New York State trust bank and a wholly owned subsidiary of Wachovia, and was Chairman of the Board and
                Chief Executive Officer of OFFITBANK Holdings, Inc. from January 1999 through August 31, 1999, when OFFITBANK Holdings, Inc. merged into Wachovia. He was first elected as a director of Wachovia in October 1999.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       Term Expiring 2003 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                F. DUANE ACKERMAN, 57, has served as Chairman of the Board, President and Chief Executive Officer of BellSouth Corporation since December 31, 1997. He was Vice Chairman of the Board, President, and Chief Executive Officer from December 1996 to December 1997, and Vice Chairman of the Board and Chief Operating Officer from January 1995 to December 1996. He serves as a director of Allstate Corporation.


--------------------------------------------------------------------------------
[PHOTO]

                JOHN T. CASTEEN III, 56, is President of the University of Virginia. He was a director of Jefferson Bankshares, Inc. from 1990 to 1997 and was named a Director of Wachovia in October 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Credit
                            Finance


--------------------------------------------------------------------------------
[PHOTO]

                GEORGE W. HENDERSON, III, 51, is Chairman, Chief Executive Officer and a Director of Burlington Industries, Inc., which manufactures textiles and home furnishings. He was elected Chairman in February 1998 and Chief Executive Officer in 1995. He also served as President from 1993 to 1998 and as Chief Operating Officer from 1993 to 1995. Mr. Henderson also serves as a director of Jefferson Pilot Corporation. He was first elected a Director of Wachovia at the 1997 Annual Meeting of Shareholders.

                Committees: Audit
                            Compliance

--------------------------------------------------------------------------------
[PHOTO]

                ROBERT A. INGRAM, 57, has served as Chairman of Glaxo Wellcome Inc., a pharmaceutical research and development company, since October 1997. In addition to his position as Chairman, he served as President from October 1997 to January 1999 and Chief Executive Officer from 1994 to January 1999. In 1997, Mr. Ingram was elected as Chief Executive of Glaxo Wellcome plc, the parent company of Glaxo Wellcome Inc., and Chairman of Nippon Glaxo in Japan. He served as an Executive Director of Glaxo Wellcome plc from September 1996 until October 1997. Mr. Ingram serves as a director of Nortel Networks Corporation and TheraCom, Inc. He was first elected as a Director of Wachovia at the 1997 Annual Meeting of Shareholders.


                Committees: Corporate Governance and Nominating
                            Management Resources and Compensation
                            Executive


--------------------------------------------------------------------------------

                NOMINEES FOR ELECTION AS DIRECTORS -- concluded
                       Term Expiring 2003 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]


                GEORGE R. LEWIS, 58, has served since 1997 as President and Chief Executive Officer of Philip Morris Capital Corporation, which engages in various financing and investment activities. Prior thereto, he was Vice President and Treasurer of Philip Morris Companies Inc., the parent company of Philip Morris Capital Corporation, which engages in the manufacture and sale of various consumer products. He serves as a director of Ceridian Corporation and Kemper National Insurance Companies. Mr. Lewis was a director of Central Fidelity Banks, Inc. from 1985 to 1997 and was named a Director of Wachovia in December 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Corporate Governance and Nominating
                            Management Resources and Compensation
--------------------------------------------------------------------------------
[PHOTO]


                G. JOSEPH PRENDERGAST, 54, has served as President and Chief Operating Officer of Wachovia and Wachovia Bank since April 1999. He served as a Senior Executive Vice President of
                Wachovia from October 1997 until April 1999; Executive Vice President of Wachovia from October 1988 until October 1997;
                and President and Chief Executive Officer of Wachovia Bank of Georgia from April 1993 until June 1997, and Chairman from
                April 1994 until June 1997. Mr. Prendergast is a director of
                The Georgia Power Company and Willamette Industries Inc. He
                was elected as a Director of Wachovia in July 1999.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE
                       Term Expiring 2001 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]


                JAMES S. BALLOUN, 61, has served since 1996 as Chairman, President and Chief Executive Officer of National Service Industries, Inc., which is engaged in multi-industry manufacturing and diversified services. Prior thereto, he was a director with McKinsey & Company, Inc., a management consulting firm. Mr. Balloun also serves as a director of Radiant Systems, Inc. and Georgia-Pacific Corporation. He first was elected a Director of Wachovia in October 1997 and was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Audit
                            Compliance
--------------------------------------------------------------------------------

                       Term Expiring 2001 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                PETER C. BROWNING, 58, has served since 1998 as President and Chief Executive Officer of Sonoco Products Company, a global packaging company. Prior thereto, he served as President and Chief Operating Officer from 1996 to 1998 and as Executive Vice President from 1993 to 1996. He also is a member of the board of directors of Nucor Corporation and Lowe's Companies, Inc. Mr. Browning first was elected a Director of Wachovia in July 1997 and was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Corporate Governance and Nominating
                            Management Resources and Compensation
                            Executive

--------------------------------------------------------------------------------
[PHOTO]

                W. HAYNE HIPP, 59, is Chairman, President and Chief Executive Officer of The Liberty Corporation, an insurance and broadcasting holding company. He also serves as a director of The Liberty Corporation and SCANA Corporation. Mr. Hipp has been a Director of Wachovia since 1991 and was elected for his present term at the 1998 Annual Meeting of Shareholders.


                Committees: Credit
                            Finance


--------------------------------------------------------------------------------
[PHOTO]

                LLOYD U. NOLAND, III, 56, is Chairman, President, Chief Executive Officer and a director of Noland Company, a supplier of industrial products. He was a director of Central Fidelity Banks, Inc. from 1987 to 1997 and was named a Director of Wachovia in December 1997. He was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Audit
                            Compliance


--------------------------------------------------------------------------------
[PHOTO]

                SHERWOOD H. SMITH, JR., 65, is Chairman Emeritus of the Board of Carolina Power & Light Company, a public utility. He also served that company as Chief Executive Officer from 1979 until 1996, President until 1992, and as Chairman until May 1999. He serves as a director of Carolina Power & Light Co., Nortel Networks Corporation, and Springs Industries, Inc., and as a Trustee of Northwestern Mutual Life Insurance Company. Mr. Smith was named a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1998 Annual Meeting of Shareholders.

                Committees: Credit
                            Finance

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  DIRECTORS CONTINUING IN OFFICE -- concluded
                       Term Expiring 2002 Annual Meeting

--------------------------------------------------------------------------------
[PHOTO]

                LESLIE M. BAKER, JR., 57, has served as Chairman of the Board of Wachovia and Wachovia Bank since April 1998, Chief Executive Officer of Wachovia since 1994, and Wachovia Bank since June 1997 and from January 1990 to May 1993. He also serves as a director of Carolina Power & Light Company, and was elected a director of National Service Industries, Inc. in January 2000. Mr. Baker first was elected a Director of Wachovia in 1993 and was elected for his present term at the 1999 Annual Meeting of Shareholders.

                Committee: Executive


--------------------------------------------------------------------------------
[PHOTO]

                THOMAS K. HEARN, JR., 62, is President of Wake Forest University. He was first elected a Director of Wachovia in 1990 and was elected for his present term at the 1999 Annual Meeting of Shareholders.

                Committees: Credit
                            Finance


--------------------------------------------------------------------------------
[PHOTO]

                ELIZABETH VALK LONG, 49, has served since May 1995 as Executive Vice President of Time Inc., a Time Warner subsidiary and a publisher and direct marketer of magazines, books, music and video products. She was named President of Time magazine in September 1993, having served as Publisher since 1991. Ms. Long also is a director of the J.M. Smucker Company. She was first elected as Director of Wachovia in January 1999 and was elected to her present term at the 1999 Annual Meeting of Shareholders.

                Committees: Audit
                            Compliance

--------------------------------------------------------------------------------
[PHOTO]

                JOHN C. WHITAKER, JR., 62, is Chairman of the Board and Chief Executive Officer of Inmar Enterprises, Inc., an information services and transaction processing company. He was first elected a Director of Wachovia in 1996 and was elected for his present term at the 1999 Annual Meeting of Shareholders.


                Committees:  Corporate Governance and Nominating
                             Management Resources and Compensation
                             Executive


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings

      The Board of Directors of Wachovia held eight meetings during 1999. Each Director, with the exception of Messrs. Prendergast and Smith, attended at least 75% of the aggregate of the total number of meetings of the Board of Di-rectors and of all committees of the Board on which such Director served dur-ing 1999. Mr. Prendergast was first elected as a Director of Wachovia in July 1999. Following his election, Wachovia's Board of Directors held only one reg-ular meeting and two special meetings. Mr. Prendergast missed one of the spe-cial meetings because he was out of the country on business for Wachovia and unable to attend the meeting in person or by telephone.

Compensation

      Nonemployee Directors of Wachovia are paid a cash retainer of $12,500 per calendar quarter for their services as members of the Board of Directors and $1,000 per meeting for any special meetings beyond the four regularly scheduled quarterly meetings of the Board and each committee. There are no ad-ditional payments for attendance at regularly scheduled Board or committee meetings. Cash retainer and meeting fees may be deferred into the Wachovia Corporation Deferred Stock Unit Plan (the "Deferred Stock Unit Plan") de-scribed below.

      Nonemployee Directors of Wachovia are credited with a quarterly grant of $4,500 under the Deferred Stock Unit Plan. Amounts credited to or deferred into the Deferred Stock Unit Plan, which is administered by the Management Re-sources and Compensation Committee, are equal to such number of shares of com-mon stock that could be purchased with the $4,500 grant and any deferred cash retainer fee on the quarterly award date at a price equal to the average of the closing price of Wachovia's common stock for the preceding ten trading days ("fair market value"). Deferred Stock Unit Plan account balances are fully vested at all times and are payable in cash after a Director's termina-tion for any reason (including a change of control of Wachovia). The amount of cash payment will equal the fair market value per share of the common stock on the payment date times the number of deferred stock units redeemed from the Director's account. Payment may be made in a lump sum or annual installments for up to 10 years after termination. Deferred stock unit balances under the Deferred Stock Unit Plan also are credited each quarter with dividend equiva-lent grants based on the number of units credited to each Director's account on each dividend record date.

      Wachovia's Stock Plan provides for the award of 1,000 shares of re-stricted stock to each nonemployee Director who is newly elected or appointed to the Board of Directors of Wachovia and the award of 250 shares of re-stricted stock at each annual meeting to each nonemployee Director who has been a Director for at least one year. The initial award of 1,000 shares is restricted for three years and vests on the third anniversary of the date of grant provided the Director is still in service. The annual award of 250 shares vests one year after the date of grant provided the Director is still in service. In addition, a Director award not otherwise forfeited will vest upon the death, disability or retirement of the Director in accordance with the policies of Wachovia or upon a change in control. Director awards not oth-erwise earned are forfeited upon the termination of the Director from service on the Board of Directors.

      Directors who formerly served on the Board of Directors of Central Fi-delity Banks, Inc. hold common stock equivalents as a result of retainer and meeting fees deferred under the Central Fidelity Compensation Plan for Non-Em-ployee Directors (the "Central Fidelity Directors Plan") which are equivalent in value to shares of Wachovia common stock. Such equivalents are settled in stock according to the distribution election of the Director.

      Wachovia has entered into an agreement with John G. Medlin, Jr. pursuant to which Mr. Medlin has agreed to provide consulting services to Wachovia through November 23, 2003. Under this agreement, Wachovia pays Mr. Medlin $17,500 per month until April 23, 2000 and $10,000 per month from April 24, 2000 through November 23, 2003.

Committees

      The Board of Directors has the following standing committees: Audit, Compliance, Corporate Governance and Nominating, Credit, Executive, Finance, and Management Resources and Compensation. The members of each committee as of December 31, 1999 are identified under the heading "Election of Directors." Information concerning certain of these standing committees is set forth be-low.

      The Audit Committee consists entirely of nonmanagement Directors and is responsible for assuring that there exist viable internal and independent au-diting processes for Wachovia and its subsidiaries and affiliated companies. The committee recommends to the Board of Directors the appointment of the in-dependent auditors. The committee communicates with internal auditors, inde-pendent auditors and regulatory examiners for the purpose of satisfying the committee that audit scopes and programs are comprehensive and adequate, that management takes appropriate and timely action on recommendations made by in-ternal auditors, independent auditors and regulatory examiners, and that Wa-chovia personnel cooperate fully with internal auditors, independent auditors and regulatory examiners. In fulfilling its responsibilities, the committee reviews and considers written and oral reports of examinations by the regula-tory authorities, management letters and other comments of independent audi-tors, reports of the internal auditors, and other audit-related information it considers appropriate. The Chairman of the Audit Committee regularly reports to the Board of Directors on the committee's findings, any recommendations made by the committee and action taken by management on such recommendations. During 1999, the Audit Committee met four times.

      The Management Resources and Compensation Committee has the responsibil-ity for establishing and administering salary, incentive, benefit and stock plans, including setting the compensation of senior officers, reviewing and recommending assignment and succession of executive management, and at least annually reviewing the performance of the Chief Executive Officer and report-ing its findings to the nonmanagement members of the Board. The Management Re-sources and Compensation Committee, or a subcommittee thereof, also serves as the committee of outside directors for the purposes of the qualified perfor-mance-based compensation requirements for employer compensation deductions that are set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Management Resources and Compensation Committee met five times during 1999.

      The Corporate Governance and Nominating Committee has the responsibility to consider and recommend nominees for the Board of Directors of Wachovia, as-sess the performance of the Board, evaluate issues of corporate governance, and recommend the processes and practices through which the Board shall con-duct its business. See the discussion on page 21 under the section titled "Presentation of Matters at the 2001 Annual Meeting" for the procedures that shareholders must follow to nominate persons for election as Directors at the 2001 Annual Meeting. The Corporate Governance and Nominating Committee met five times during 1999.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth, as of February 22, 2000, the number of shares of common stock held by each Director, nominee for Director and execu-tive officer named in the Summary Compensation Table, and by all Directors, nominees for Director, and executive officers as a group. Unless otherwise noted, each individual has sole voting and investment authority with respect to the number of shares set forth opposite their name.

                                    Amount and Nature
                                 of Beneficial Ownership       Percent of
   Name                            of Common Stock (1)   Shares Outstanding (2)
   ----                          ----------------------- ----------------------
   F. Duane Ackerman...........             1,800                  *
   Leslie M. Baker, Jr. (3)....           338,975                  *
   James S. Balloun............             1,000                  *
   Peter C. Browning...........               200                  *
   John T. Casteen III.........               834                  *
   John L. Clendenin (4).......             7,262                  *
   Mickey W. Dry (3)...........           111,297                  *
   Thomas K. Hearn, Jr. .......             3,448                  *
   George W. Henderson, III
    (5)........................             2,144                  *
   W. Hayne Hipp...............             7,450                  *
   Robert A. Ingram............               450                  *
   Walter E. Leonard, Jr.
    (3)(6).....................           149,900                  *
   George R. Lewis.............             5,150                  *
   Elizabeth Valk Long.........               450                  *
   Robert S. McCoy, Jr.
    (3)(5).....................           129,605                  *
   John G. Medlin, Jr. (4)(5)..           202,224                  *
   Lloyd U. Noland, III (7)....            89,098                  *
   Morris W. Offit (8).........           489,201                  *
   G. Joseph Prendergast (3)...           163,408                  *
   Sherwood H. Smith, Jr. .....            11,194                  *
   John C. Whitaker, Jr. ......             5,184                  *
   All Directors, Nominees and
    Executive Officers as a
    Group (28 persons).........         2,079,485                1.02%

  *Less than one percent

    (1) Includes the following number of shares of common stock that may be acquired within 60 days of February 22, 2000 through the exercise of stock options or stock appreciation rights that are settled in shares of common stock, or vesting of awards under one or more of Wachovia's stock plans: Mr. Baker, 234,932 shares; Mr. Dry, 62,500 shares; Mr. Leonard, 94,000 shares; Mr. McCoy, 78,000 shares; Mr. Prendergast, 96,000 shares; and all directors and executive officers as a group, 838,603 shares.

    (2) Based on the number of shares outstanding at, or acquirable within 60 days of, February 22, 2000.

    (3) Includes shares held by Wachovia Bank, as Trustee under Wachovia's Retirement Savings and Profit-Sharing Plan, as follows: Mr. Baker, 157 shares; Mr. Dry, 124 shares; Mr. Leonard, 3,651 shares;
        Mr. McCoy, 10,533 shares; Mr. Prendergast, 157 shares; and all exec-utive officers as a group, 24,017 shares.

    (4) Retiring as of April 28, 2000.

    (5) Excludes shares owned by or for the benefit of family members of the following Directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Henderson, 1,668 shares; Mr. McCoy, 973 shares; and Mr. Medlin, 4,040 shares.

    (6) Retired on February 1, 2000.

    (7) Includes 848 shares held in trusts of which Mr. Noland is a co-trustee. Excludes 2,970 units held by Wachovia Bank, as Trustee un-der the Central Fidelity Directors Plan, for Mr. Noland. The units are equivalent to shares of common stock and do not have voting rights. The units will be settled in stock according to Mr. Noland's election.

    (8) Includes 114,200 shares held by a family limited liability company of which Mr. Offit is a member. Excludes 114,200 shares held by a charitable remainder trust of which Mr. Offit's spouse is a co-trustee and of which Mr. Offit's adult children have a remainder in-terest.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Wachovia's Directors and designated executive officers, and any persons who own benefi-cially more than 10% of the outstanding shares of Wachovia common stock (there being, to Wachovia's knowledge, no such 10% shareholders as of December 31,
1999), to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of Wachovia common stock, as well as subsequent re-ports disclosing changes in such ownership. To Wachovia's knowledge, based solely on a review of the copies of such reports furnished to Wachovia and written representations that no other reports were required during the fiscal year ended December 31, 1999, Wachovia's Directors and designated executive officers timely complied with their respective Section 16(a) filing require-ments except as noted below.

      During February 1999, Mr. Lewis acquired 1,558 shares of Wachovia's com-mon stock through the conversion of phantom stock units previously acquired under the Central Fidelity Directors Plan. The transaction was reported in a Form 4 filed with the Securities and Exchange Commission in April 1999.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The senior management compensation program is administered by the Man-agement Resources and Compensation Committee of the Board of Directors. The Committee consists entirely of nonemployee Directors who are not eligible to participate in any Wachovia management compensation program. The Committee is responsible for the establishment, approval and oversight of compensation and benefit policies, plans, programs and agreements for senior management. The Committee meets at least quarterly to evaluate, review and act on senior man-agement compensation and benefit matters.

      Wachovia's senior management compensation program consists of base sala-ry, annual cash incentive and stock-based awards. Awards are determined based upon the performance of Wachovia and the responsibility, experience, skills and performance of participating individuals. Awards under each component of the compensation program are based upon competitive peer group information, targeted and maximum incentive pay levels, and stock award guidelines. Wachovia's compensation program is intended to reinforce the alignment of the interests of employees with the performance of Wachovia and the interests of its shareholders. The elements of Wachovia's compensation program are designed to work together to provide a reasonable and competitive total compensation opportunity based on the sustained performance of Wachovia and its subsidiar-ies, and the individual's contributions to that performance. Peer institutions used for comparison are 16 of the highest-performing regional banking compa-nies in the country, all of which are included in the KBW Index used in the stock performance graph on page 20.

      The Committee regularly retains independent executive compensation and benefit consultants to assist in its establishment, assessment and evaluation of the appropriateness and competitiveness of senior management compensation. Based on the consulting assistance provided during 1998, the Committee deter-mined that base salaries, stock-based incentive awards and retirement plans at Wachovia were reasonably competitive with those of its peers. The Committee also determined, however, that Wachovia's annual cash incentive awards were substantially lower than those of its peers. To help ensure that Wachovia could retain and attract talent needed for Wachovia to compete successfully in an intensely competitive environment, effective in January 1999 the Committee approved revisions to the participation levels in the Se-nior Management Incentive Plan for certain participants, including the named executives, and also revised the plan to recognize outstanding corporate per-formance by providing for increased annual cash incentive opportunities.

      Federal tax law limits to $1,000,000 per year the tax deduction avail-able to public companies for certain compensation paid to designated executive officers unless an exception to the $1,000,000 limitation for qualified com-pensation is available. Wachovia's compensation program, including its princi-pal performance-based components, the Senior Management Incentive Plan and the Stock Plan, is designed to enable Wachovia to be eligible for full deductions for income tax purposes for qualified performance-based compensation in excess of the $1,000,000 limitation. However, Wachovia reserves the right to award compensation that does not comply with the $1,000,000 deduction limitation ex-ception if, in light of the overall goals and objectives of Wachovia, it is determined to be in the best interest of Wachovia and its shareholders to do so.

      A description of each of the major elements of the senior management compensation program with its specific relationship to corporate performance, and a summary of decisions and actions taken by the Committee with regard to 1999 senior management compensation and the Chief Executive Officer's compen-sation, is set forth below.

Base Salary

      Members of senior management receive base salaries determined princi-pally by the responsibilities, skills and experience related to their respec-tive positions. Other factors considered in salary determination are individ-ual performance, the success of each business unit in the individual's area of responsibility in achieving established profit and business goals, the compet-itiveness of the executive's total compensation and Wachovia's ability to pay an appropriate and competitive salary. Members of senior management are eligi-ble for periodic increases in base salary as a result of individual perfor-mance or significant increases in duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary compared with the competitive market, and time interval and any added responsibilities since the last salary increase. The salary increases during 1999 for certain executives, including the named executives, were based on an evaluation by the Committee of the above-described factors.

Annual Cash Incentives

      The principal component of Wachovia's annual cash incentive program is the Senior Management Incentive Plan. In 1999, shareholders reapproved the Plan with certain modifications intended to ensure the competitiveness of an-nual cash incentive award opportunities under the Plan and to enable Wachovia to continue to be eligible for income tax deductions for compensation paid un-der the Plan. Wachovia continues to strive to align its total cash compensa-tion levels with that of peer institutions and to emphasize compensation based on performance criteria, rather than general base salary increases.

      Personal award opportunities under the Plan were based upon performance criteria applicable to Wachovia, the individual performance of each partici-pant and related business unit performance. Selected members of senior manage-ment, including the named executives, were eligible for plan awards in 1999.

      In administering Wachovia's annual cash incentive program, the Committee establishes annual corporate performance benchmarks and potential awards as a percentage of base salary determined upon review of Wachovia's historical per-formance and proposed annual business plan, and taking into account competi-tive practices at peer institutions. Annual corporate performance benchmarks are established in terms of: (i) net income per diluted share (50% weight),
(ii) return on assets (25% weight) and (iii) return on equity (25% weight). The composite corporate performance evaluation factor is determined by actual financial results for the year in relation to established goals.

      The performance of each individual and the business unit for which he or she is responsible is determined by evaluating each individual's accomplish-ments compared with established annual business goals and key strategic objectives. Based on the Committee's policies, an individual assessment is made of the employee's contribution to Wachovia's overall performance and the achievement of Wachovia's goals and objectives.

      In January 2000, the Committee reviewed and approved 1999 Senior Manage-ment Incentive Plan award payments to the Chief Executive Officer and other senior management employees, including the named executives. The payments were based on individual and business unit performances compared with goals estab-lished for 1999 and on Wachovia achieving net income per diluted share of $4.97 (50% weight), and a return of 1.57% on assets (25% weight) and a return of 18.69% on equity (25% weight). These awards are included in the Summary Compensation Table under the heading "Annual Compensation -- Bonus."

Stock-Based Awards

      The principal component of Wachovia's stock-based awards program is the Wachovia Corporation Stock Plan. The purpose of the Stock Plan is to encourage and enable members of senior management to increase stock ownership in Wacho-via, further aligning their interests with the interests of other sharehold-ers. Members of senior management are eligible to receive periodic benefits under the Plan in the form of incentive stock options, nonqualified stock op-tions, stock appreciation rights ("SARs"), restricted stock and/or restricted units or other stock-related awards. Stock options, restricted stock and SARs have been granted under the Plan. The stock options and SARs typically vest over a five-year period. The vesting of grants of restricted stock is subject to the attainment of certain specified performance goals and completion of a restriction period (generally five years). The number of shares and types of awards granted to an individual are based upon level of responsibility, indi-vidual performance, Wachovia's performance, the value of the options and awards in relation to the individual's base salary and total compensation com-pared with the individuals holding similar positions in the market. Determina-tions regarding stock awards granted to the executive officers are made by su-pervising management personnel or, in the case of Wachovia's executive offi-cers, by the Committee.

      In early 1999, the Committee awarded stock options and restricted stock to the Chief Executive Officer and other members of senior management, includ-ing the named executives. The Committee also subsequently awarded stock op-tions and restricted stock to members of senior management in conjunction with the assignment of significant new duties. The Committee took into account the responsibility level and performance of each individual and the other factors described above. These stock awards are included in the tables on the follow-ing pages.

1999 Compensation for the Chief Executive Officer

      The Chief Executive Officer's compensation is determined pursuant to the same basic factors described above for other members of senior management. In establishing the base salary, incentive awards and stock awards of the Chief Executive Officer for 1999, the Committee considered Wachovia's overall per-formance in meeting the needs of shareholders, customers, communities served and employees. The Committee determined that Mr. Baker had continued to lead Wachovia successfully during an ever-changing and intensely competitive envi-ronment through the implementation of acquisitions and strategic growth initiatives. These factors, along with Mr. Baker's personal leadership and ac-complishments, were considered in conjunction with Wachovia's financial re-sults in relation to its established business plan and in comparison with the performance of peer organizations. Mr. Baker's 1999 Senior Management Incen-tive Plan award was based on the above considerations and Wachovia's achieving certain annual performance goals (reflecting growth in net income per diluted share, return on assets and return on equity) as described above in this re-port under the heading "Annual Cash Incentives."

                          Peter C. Browning, Chairman

 John L. Clendenin  George R. Lewis  Sherwood H. Smith, Jr.  John C. Whitaker,
                                      Jr.

                                 COMPENSATION

      The following table sets forth, for the years ended December 31, 1999, 1998 and 1997, information regarding compensation paid to Wachovia's Chief Ex-ecutive Officer and the four other most highly compensated executive officers of Wachovia (the "named executives").

                          Summary Compensation Table

                                         Annual Compensation             Long-Term Compensation Awards
                             ------------------------------------------- ------------------------------
                                                                          Restricted      Securities
Name and Principal                                      Other Annual         Stock        Underlying         All Other
Position                Year Salary ($) Bonus ($)(1) Compensation ($)(2) Awards ($)(3) Options/SARs (#) Compensation ($)(4)
------------------      ---- ---------- ------------ ------------------- ------------- ---------------- -------------------
Leslie M. Baker, Jr.    1999  941,667    1,471,400          52,467         2,145,313        125,000/0         56,500
 Chairman and           1998  839,167      891,600          49,697         1,875,000        125,000/0         50,350
 Chief Executive
  Officer               1997  710,000      432,700          41,482           999,986    75,000/50,000         42,600
G. Joseph Prendergast   1999  616,667      770,800         220,266         2,179,063        100,000/0         37,000
 President and          1998  540,000      573,800          30,138         1,125,000         50,000/0         32,400
 Chief Operating
  Officer               1997  470,000      242,300          25,378           858,750         30,000/0         28,200
Walter E. Leonard, Jr.  1999  550,000      687,500          27,618         1,733,125         50,000/0         33,000
 Vice Chairman          1998  540,000      573,800          27,618         1,125,000         50,000/0         32,400
                        1997  470,000      242,300          21,493           858,750         30,000/0         28,200
Robert S. McCoy, Jr.    1999  575,000      718,800          32,715         1,733,125         60,000/0         34,500
 Vice Chairman and      1998  514,167      546,300          31,475         1,125,000         50,000/0         30,850
 Chief Financial
  Officer               1997  441,667      227,700          27,663           858,750         30,000/0         26,500
Mickey W. Dry           1999  366,667      485,300          39,829         1,287,188         30,000/0         22,000
 Senior Executive       1998  325,000      259,000          29,809           900,000         30,000/0         19,500
 Vice President and     1997  276,667      129,700          19,293           687,000         25,000/0         16,600
 Chief Credit Officer

(1) Includes amounts payable under Wachovia's Senior Management Incentive Plan and, for 1998, a supplemental bonus.

(2) All amounts disclosed are attributable to supplemental life and disability insurance, tax return preparation and financial planning services, compa-ny-sponsored social clubs, company-provided automobiles, and automobile and cost-of-living allowances, and, with the exception noted below, are below the amounts required to be disclosed under the rules of the Securi-ties and Exchange Commission. Includes, as to Mr. Prendergast for 1999, $167,992 to cover certain relocation expenses incurred with his move to Winston-Salem and $22,320 for a portion of the taxes owed on such amounts.

(3) Represents the value of restricted stock units awarded under Wachovia's Stock Plan, without deduction for units that will be surrendered at the time of distribution of the award to pay applicable payroll taxes on the award. During 1999, Messrs. Baker, Prendergast, Leonard, McCoy and Dry were awarded 25,000, 25,000, 20,000, 20,000 and 15,000 restricted stock units, respectively. All outstanding restricted stock unit awards have a five-year restriction period. Aggregate outstanding restricted stock unit awards and their value at December 31, 1999 were: for Mr. Baker, 115,324 shares valued at $7,842,032; for Mr. Prendergast, 85,000 shares valued at $5,780,000; for Mr. Leonard, 80,000 shares valued at $5,440,000; for Mr. McCoy, 77,500 shares valued at $5,270,000; and for Mr. Dry, 55,000 shares valued at $3,740,000. No dividends are paid on restricted stock awards during the restriction period.

(4) Represents company-matching contributions with respect to an individual's participation in Wachovia's Retirement Savings and Profit-Sharing Plan and the associated equalization plan.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      The following table sets forth information with respect to the named ex-ecutives concerning the grant of stock options during 1999. No SARs were granted during 1999.

                       Option Grants in Last Fiscal Year

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                               Annual Rates of
                                                                                    Stock
                                                                              Price Appreciation
                                         Individual Grants                   for Option Term (3)
                        ---------------------------------------------------- --------------------
                                        Percent of
                          Number of       Total
                          Securities     Options
                          Underlying    Granted to   Exercise or
                           Options     Employees in  Base Price   Expiration
Name                    Granted (#)(1) Fiscal Year  ($/Share) (2)    Date     5% ($)    10% ($)
----                    -------------- ------------ ------------- ---------- --------- ----------
Leslie M. Baker, Jr.       125,000         4.39%       85.8125     1/22/09   6,745,878 17,095,378
G. Joseph Prendergast       50,000         1.76        85.8125     1/22/09   2,698,351  6,838,151
                            50,000         1.76        89.8175     4/23/09   2,804,477  7,107,095
Walter E. Leonard, Jr.      50,000         1.76        85.8125     1/22/09   2,968,351  6,838,151
Robert S. McCoy, Jr.        60,000         2.11        85.8125     1/22/09   3,238,021  8,205,781
Mickey W. Dry               30,000         1.05        85.8125     1/22/09   1,619,011  4,102,891

(1) All stock options become exercisable over a five-year period in 20% annual increments.

(2) The exercise price equals the market price of Wachovia common stock on the date of the grant.

(3) The potential net gains from the exercise of stock options are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual net gains are dependent on the future performance of Wachovia's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. In order for these options to have value for the named executive, the stock price must increase above the exercise price. In-creases in the stock price will benefit all shareholders commensurately.

      The following table sets forth information with respect to the named ex-ecutives concerning the exercise of options during 1999 and unexercised op-tions and SARs held at year-end. No SARs were exercised during 1999 and, ex-cept for 125,000 SARs held by Mr. Baker, no SARs were outstanding at year-end.

              Aggregated Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option/SAR Values

                                                                Number of Securities      Value of Unexercised
                                                               Underlying Unexercised         In-the-Money
                                                                   Options/SARs at           Options/SARs at
                                                                 Fiscal Year-End (#)     Fiscal Year-End ($)(2)
                        Shares Acquired                       ------------------------- -------------------------
Name                    on Exercise (#) Value Realized ($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                    --------------- --------------------- ----------- ------------- ----------- -------------
Leslie M. Baker, Jr.          --                 --             213,164      366,000     4,292,973    2,431,000
G. Joseph Prendergast         --                 --              62,000      171,000     1,340,625      538,375
Walter E. Leonard, Jr.        --                 --              61,000      119,000     1,337,625      489,875
Robert S. McCoy, Jr.         9,000             459,562           43,600      128,400       747,600      469,400
Mickey W. Dry                7,200             494,024           43,900       76,600       968,837      361,350

(1) Based on the difference between the closing price on the date of exercise and the option exercise price.

(2) Based on the difference between the closing price on December 31, 1999, and the option exercise price.

              OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

Pension Plan

      The following table shows the estimated annual benefits payable at re-tirement to a participant in the Retirement Income Plan, Wachovia's qualified defined benefit plan.

                                                      Estimated Annual Retirement Benefits
     Average Base Salary During Highest               for Years of Credited Service (1)(2)
Five Consecutive Years in the Last Ten Years  -----------------------------------------------------
             Before Retirement                   10       15       20       25       30       35
--------------------------------------------  -------- -------- -------- -------- -------- --------
                 $   50,000                   $  4,986 $  7,479 $  9,972 $ 12,465 $ 14,958 $ 17,451
                    100,000                      9,972   14,958   19,944   24,930   29,916   34,902
                    500,000                     49,860   74,790   99,720  124,650  149,580  174,510
                  1,000,000                     99,720  149,580  199,440  249,300  299,160  349,020
                  1,200,000                    119,664  179,496  239,328  299,160  358,992  418,824
                  1,500,000                    149,580  224,370  299,160  373,950  448,740  523,530
                  2,000,000                    199,440  229,160  398,880  498,600  598,320  698,040

(1) Under the terms of the Retirement Income Plan, annual retirement income benefits are not reduced or offset by Social Security benefits. Estimated annual retirement benefits shown above are based on a joint and 100% sur-vivor form of retirement income. The precise amount of the benefit depends upon the age of a participant and the age of his or her surviving spouse. Benefits vary under certain predecessor plans and plans maintained by com-panies that merged into Wachovia.

(2) Some of the amounts shown exceed the limits imposed by federal law for qualified pension plans and are payable only to participants in the other retirement arrangements described below.

      Employees of Wachovia and its subsidiaries who have completed one year of service are eligible to participate in the Retirement Income Plan. Upon re-tirement at age 65, a participant receives (subject to certain limitations) an annual benefit which equals 1.2% of the average of the highest five consecu-tive years of base compensation preceding termination or retirement (average compensation), multiplied by years of service after December 31, 1989. Employ-ees of Wachovia prior to January 1, 1989, and employees of companies that have merged into or have been acquired by Wachovia, may have accrued benefits under certain predecessor defined benefit plans. Benefits vary under these plans from the terms of the Retirement Income Plan.

      Federal law places certain limitations on the amount of benefits payable under qualified pension plans. The annual benefit paid to a participant at So-cial Security retirement age cannot exceed $130,000 for 1999 and $135,000 for 2000 (adjusted in increments of $5,000 for inflation). In addition, the annual amount of covered compensation under the plan is limited to $160,000 for 1999 and $170,000 for 2000 (adjusted in increments of $10,000 for inflation). The 1999 base salary for each of the named executive officers is set forth in the Summary Compensation Table. For such individuals, full years of credited serv-ice are as follows: Mr. Baker, 29 years; Mr. Dry, 35 years; Mr. Leonard, 29 years; Mr. McCoy, 15 years; and Mr. Prendergast, 25 years.

Supplemental Retirement Arrangements

      Wachovia has entered into nonqualified, unfunded retirement agreements with a number of senior officers of Wachovia. These arrangements are intended to restore the benefits lost because of statutory limits imposed by federal law and to supplement the retirement payments received by participating execu-tives under the Retirement Income Plan. Except for the level of benefits pro-vided under the various agreements and the ages at which an executive is eli-gible to retire, the agreements are substantially similar.

      Under the terms of new supplemental retirement arrangements entered into with the named executives during the last quarter of 1999, each executive will retire at a specified age, or, with the consent of the Management Resources and Compensation Committee (the "Committee"), as early as age 55 on a reduced benefit basis for each year prior to the retirement date specified in the agreement, provided the executive has completed 10 years of service. Upon re-tirement, the executive will be entitled to receive a supplemental benefit. The monthly amount of the supplemental benefit is equal to one-twelfth of the product of 2.5% of the named executive's final average compensation times the number of years of creditable service under the Retirement Income Plan (up to a maximum of 62.5%), reduced by the amount of monthly payments under the Re-tirement Income Plan and any other pension plan. "Final average compensation" means the average of the executive's annual compensation for the three full years within the final five years of employment which produce the highest av-erage. Annual compensation for this purpose includes total cash remuneration from Wachovia, including base salary, incentive compensation to the extent ap-proved by the Committee, salary reduction amounts under qualified and unquali-fied plans or arrangements, and deferrals under deferred compensation plans and agreements. The supplemental benefit generally is paid in the form of a single life annuity for the executive's life, although payments may be made in a lump sum in certain circumstances. The agreements also provide for the pay-ment of reduced supplemental benefits in the event of the executive's death or disability.

      A named executive will forfeit any rights under the supplemental retire-ment arrangement if he fails to retire at his normal retirement date (unless the named executive and Wachovia agree to extend the named executive's employ-ment beyond his normal retirement date), terminates employment prior to his retirement date without Committee consent, or is terminated for cause. In ad-dition, the right to payment of supplemental benefits will terminate if the executive violates certain noncompetition, confidentiality and similar re-strictions. The agreements with the named executives also provide that, in the event of a change of control of Wachovia, the executive's rights to benefits under the agreement will be fully vested, without regard to his termination for any reason (other than cause). Further, if the executive is voluntarily or involuntarily terminated during the three-year period following a change of control, his supplemental benefit will be deferred until the end of the com-pensation period under any applicable employment agreement with Wachovia (or, if later, until the date the named executive attains age 55) and adjusted to reflect any continuation benefits under his employment agreement. See "Employ-ment Agreements" below.

      The following table sets forth estimated total annual benefits which would become payable to the named executives, with the exception of Mr. McCoy, under the formula in their respective retirement agreements (which amounts will be reduced by the benefits paid under the Retirement Income Plan) based upon final average compensation and years of credited service.

                                      Estimated Annual Retirement Benefits
Average Compensation During Highest       for Years of Credited Service
Three Years in the Last Five Years   ---------------------------------------
         Before Retirement              10       15        20         25
-----------------------------------  -------- -------- ---------- ----------
            $  100,000               $ 25,000 $ 37,500 $   50,000 $   62,500
               300,000                 75,000  112,500    150,000    187,500
               500,000                125,000  187,500    250,000    312,500
               700,000                175,000  262,500    350,000    437,500
               900,000                225,000  337,500    450,000    562,500
             1,000,000                250,000  375,000    500,000    625,000
             1,100,000                275,000  412,500    550,000    687,500
             1,200,000                300,000  450,000    600,000    750,000
             1,500,000                375,000  562,500    750,000    937,500
             2,000,000                500,000  750,000  1,000,000  1,250,000

      Mr. McCoy's retirement agreement is slightly different than those of the other named executives in that his formula increases by 1% per year of service from a percentage of 55% should he retire with 10 years of service up to a maximum of 60% at 15 years of service. All other material features of his retirement agreement are substantially similar to those of the other partici-pants.

Retirement Savings and Profit-Sharing Plan

      Wachovia has a voluntary defined contribution plan titled the Retirement Savings and Profit-Sharing Plan. The plan provides that eligible employees can contribute to the plan from 1% to 15% of their compensation. The plan provides that Wachovia will match 100% of each participant's contributions up to the first 3% of the participant's contributed compensation plus 50% of the next 3% of the participant's contributed compensation. The plan also provides for (i) additional contributions of up to 1.5% of the participant's contributed com-pensation if Wachovia meets certain earnings performance criteria established annually at the beginning of each year, and (ii) special discretionary contri-butions of up to an additional 4% if the committee administering the plan con-sidered Wachovia's performance to be truly outstanding.

      Federal law limits the maximum annual compensation from which an em-ployee may elect to make contributions under qualified plans such as the plan to $160,000 for 1999 and $170,000 for 2000 (adjusted in increments of $10,000 for inflation). Participants may elect to make all or part of their contribu-tions under these plans on a before-tax basis provided such before-tax contri-butions do not exceed $10,000 in 1999 and $10,500 for 2000 (adjusted in incre-ments of $500 for inflation). Employee contributions are subject to certain regulatory restrictions, which may limit further the maximum contribution of certain more highly compensated participants (including the named executives). During 1999, Wachovia maintained a nonqualified equalization plan designed to protect selected key employees (including the named executives) of Wachovia or its subsidiaries from loss of benefits under the Retirement Savings and Prof-it-Sharing Plan resulting from the application of limitations on contributions to qualified plans contained in the Code. If contributions under the plan were not allocated to the key employee due to those limitations on contributions, the equalization plan provided for Wachovia to credit to a nonqualified ac-count for the employee the amount of such contribution not so allocated. Amounts credited to each participant's nonqualified account in 1999 were cred-ited monthly with an interest equivalent based on the Long-Term Applicable Federal Rate and are payable to the participants in the equalization plan upon termination of employment. The amounts contributed by Wachovia to the equal-ization plan are included in the column "All Other Compensation" in the Sum-mary Compensation Table.

Employment Agreements

      Wachovia has entered into employment agreements with certain senior of-ficers of Wachovia, including the named executives. During the fourth quarter of 1999, Mr. Baker and the other named executives entered into new employment agreements with Wachovia that replaced the employment agreements previously in effect. The terms of Mr. Baker's employment agreement and the employment agreements of the other named executives are substantially similar, other than the special retention award granted to Mr. Baker, which is discussed below. Each employment agreement has a three-year term, subject to extension until the executive reaches the specified retirement age.

      Under the terms of the employment agreements, during the term of the agreement, the named executive will receive an annual base salary at least equal to his current base salary and be eligible for periodic increases in base salary. Each agreement provides that the named executive is entitled to certain "continuation benefits" if he is involuntarily terminated during the term of the agreement (that is, he is terminated by Wachovia other than for cause or he voluntarily terminates employment as a result of a reduction in salary, retirement agreement benefits, or duties and responsibilities). The executive forfeits the right to continuation benefits if he is terminated for cause or if he breaches certain consulting, confidentiality and noncompetition restrictions following termination.

      If the named executive is involuntarily terminated, the executive will be entitled, for the period ending on the earlier of the third anniversary of the termination or the named executive's normal retirement date, as defined in his retirement agreement (or, for Mr. Baker, a period of three years following termination) (the "compensation period"), to receive monthly cash compensation equal to one-twelfth of the sum of (i) the highest annual base salary rate in effect during the 12-month period before termination, plus (ii) annual incentive compensation equal to the highest annual average based on any three-year period during the final five years of employment (provided the Management Resources and Compensation Committee approves such bonus amounts), plus (iii) the total amount of Wachovia contributions under the Retirement Savings and Profit-Sharing Plan and any executive deferred compensation plans or arrange-ments in which he participated (based on the highest annual average during any three-year period among the final five years of employment).

      In addition, in the event of his involuntary termination, the named ex-ecutive will be entitled during the compensation period to (i) continue vesting with respect to stock options, restricted stock awards or other stock-based awards granted under Wachovia's Stock Plan and other stock-based plans, and (ii) receive employee benefits and supplemental and equalization benefits to which he was entitled prior to termination (or substantially equivalent benefits). The employment agreements also provide that, if the named executive terminates employment for any reason or is involuntarily terminated (other than for cause) within the three-year period following a change of control, then (i) he is entitled to the continuation benefits described above for the three-year period beginning on the date of his termination, (ii) he will re-ceive "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if such payments are deemed excess parachute payments for federal income tax purposes, and, with respect to Mr. Baker, (iii) his re-tention restricted stock award, discussed below, will become fully vested and exercisable.

      In addition to the other benefits described above, in connection with Mr. Baker's execution of his new employment agreement which extended his re-tirement date until age 62, the employment agreement also provides for the grant of a restricted stock award for 60,000 shares of Wachovia common stock at age 60, which will vest in 50% increments at age 61 and 62 (or if a change in control occurs before he reaches age 60, the award will vest immediately). The retention component of Mr. Baker's employment agreement also provides that all stock options, restricted stock awards and other amounts granted under Wachovia's Stock Plan (or similar plans) will become fully vested and exercis-able once Mr. Baker attains age 60.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1999, the following individuals served as members of the Manage-ment Resource and Compensation Committee: John L. Clendenin, Peter C. Brown-ing, Robert A. Ingram, George R. Lewis, Sherwood H. Smith, Jr. and John C. Whitaker, Jr. None of these individuals is or has ever been an officer or em-ployee of Wachovia. Mr. Baker is a Director of Carolina Power & Light Company but does not serve on its compensation committee. Mr. Smith, Chairman of the Board of Carolina Power & Light Company, served on Wachovia's compensation committee until April 1999.

        CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

      Directors, nominees and executive officers, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal transactions with, Wachovia and its subsidiaries. All such transactions were made in the ordinary course of busi-ness, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Wachovia and its subsidiaries have engaged in other transactions with such persons, all of which were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

      W. Hayne Hipp is Chairman, President and Chief Executive Officer of The Liberty Corporation, which is the parent of Liberty Life Insurance Company ("Liberty Life"), and also serves as a director. The Hipp family has signifi-cant share holdings in The Liberty Corporation. Wachovia places with Liberty Life certain credit life insurance purchased by installment loan customers of its subsidiary corporations. The net premium benefit on this credit life in-surance retained by Liberty Life in 1999 was approximately $5,695. Employee-owned universal life insurance policies for certain Wachovia employees also are written by Liberty Life. During 1999, Wachovia paid approximately $34,993 in premiums for this plan coverage, including approximately $20,569 in employee payments toward universal life insurance plan coverage. Corporate-owned life insurance poli-cies associated with certain employee benefit obligations are written by Lib-erty Life. During 1999, premiums for this coverage were approximately $707,211.

                           COMPANY STOCK PERFORMANCE

      The graph below presents the cumulative total return, assuming the rein-vestment of dividends, for the period from December 31, 1994 through December 31, 1999, from an investment of $100 in each of Wachovia common stock, the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Total Re-turn Index (the "KBW 50"). The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 U.S. bank-ing companies, including all money center and most major regional banks.


                                    [GRAPH]

                                                                    Five-Year
              Base                                                  Compound
             Period                                                  Annual
              1994     1995     1996     1997     1998     1999    Growth Rate
------------------------------------------------------------------------------
Wachovia      $100   $147.12  $187.74  $276.71  $307.85  $245.98      19.7%
------------------------------------------------------------------------------
KBW 50         100    160.16   226.56   331.21   358.63   346.18      28.2
------------------------------------------------------------------------------
S&P 500        100    137.58   169.17   225.61   290.08   351.12      28.6
------------------------------------------------------------------------------


                      APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP has been appointed independent auditors for Wachovia for 2000, subject to ratification of that appointment by the shareholders. Ernst & Young LLP has acted as the independent auditors for Wachovia and its predecessors since 1969. Wachovia has been advised by Ernst & Young LLP that, to the best of its knowledge, no member of the firm has any direct or material indirect financial interest in Wachovia or any of its subsidiaries, nor has any such member had any connection during the past three years with Wachovia or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

      Representatives of Ernst & Young LLP will be present at the Annual Meet-ing and will have an opportunity to make a statement if they desire to do so. Representatives also will be available to respond to appropriate questions.

      The Board of Directors recommends a vote "FOR" ratification of the ap-pointment of Ernst & Young LLP as independent auditors for 2000.

              PRESENTATION OF MATTERS AT THE 2001 ANNUAL MEETING

      In order to be considered for inclusion in the Proxy Statement for Wachovia's 2001 Annual Meeting of Shareholders, which is presently scheduled to be held on April 27, 2001, shareholder proposals must be received by the Secretary of Wachovia no later than November 23, 2000.

      Wachovia's bylaws contain procedures that shareholders must follow to present business at an annual meeting of shareholders. A shareholder may ob-tain a copy of these procedures from Wachovia's Secretary. In addition to other applicable requirements, for business to be properly brought before the 2001 Annual Meeting, a shareholder must give notice of the matter to be pre-sented at the meeting in a proper written form to the Secretary of Wachovia. The Secretary must receive this written notice at the principal offices of the Wachovia not earlier than December 28, 2000 and not later than January 27, 2001.

      Shareholders who wish to nominate persons for election as directors at the 2001 Annual Meeting, which is presently scheduled to be held on April 27, 2001, must give written notice in accordance with the requirements of Wachovia's bylaws to Wachovia's Secretary not earlier than December 28, 2000 and not later than January 27, 2001. Each notice must set forth (i) the name and address of the shareholder who proposes to make the nomination and the name and address of the person to be nominated; (ii) a representation that the shareholder is a holder of record of shares of common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) a description of all ar-rangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made; (iv) such other information regarding each nominee as would be required to be included in a proxy statement pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nomi-nated by the Board of Directors or Board committee; and (v) the written con-sent of each nominee to serve as a director if so elected. Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting.

                                 OTHER MATTERS

      Wachovia's 1999 Annual Report on Form 10-K will be available at Wachovia's web site (http://www.wachovia.com), and at the Securities and Ex-change Commission's web site (http://www.sec.gov) within several days after the filing of the report with the Securities and Exchange Commission. A copy of the report may also be obtained after March 30, 2000, by any shareholder, free of charge, upon written request to Wachovia's Secretary.

                                        /s/L.M. Baker, Jr.
                                        L. M. Baker, Jr.,
                                        Chairman and Chief Executive Officer
                                        March 22, 2000

                               [LOGO OF WACHOVIA]

                             Wachovia Corporation

                 Proxy for the Annual Meeting of Shareholders
  This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoints Kenneth W. McAllister, Senior Executive Vice President and General Counsel, and William M. Watson, Jr., Secretary, of Wachovia Corporation, as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation, appearing on the reverse side hereof, held or owned by the undersigned at the Annual Meeting of Shareholders on April 28, 2000, and at any adjournments thereof.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                  IF NOT VOTING BY TELEPHONE OR THE INTERNET.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Each joint owner should personally sign, Trustees, custodians and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?


------------------------------------        ------------------------------------

------------------------------------        ------------------------------------

------------------------------------        ------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------

   Wachovia Corporation

---------------------------
      Common Stock

Mark box at right if an address change      [_]
or comment has been noted on the reverse side of this card.

CONTROL NUMBER:


                                             -----------------------------------
Please be sure to sign and date this Proxy.  Date
--------------------------------------------------------------------------------

---Shareholder sign here------------Co-owner sign here--------------------------


DETACH CARD

-----------------
Vote By Telephone
-----------------

It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1. Read the accompanying Proxy Statement.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).
   There is NO CHARGE for this call.

3. Enter your Control Number located on the Proxy Card.

4. Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

1. Election of Directors.
                                            For All    With-     For All
   Nominee to serve for a two-year term:    Nominee    hold      Except

   (01) Morris W. Offit                       [_]       [_]        [_]

   Nominees to serve for a three-year term:

   (02) F. Duane Ackerman
   (03) John T. Casteen III
   (04) George W. Henderson III
   (05) Robert A. Ingram
   (06) George R. Lewis
   (07) G. Joseph Prendergast

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                              For     Against    Abstain
2. To ratify the appointment of Ernst &       [_]       [_]        [_]
   Young auditors for the current year.

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                                                                    DETACH CARD
----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statements.

2. Go to the web site
   http://www.eproxyvote.com/wb

3. Enter your Control Number located on this Proxy Card.

4. Follow the Instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/wb anytime!

   Do not return your Proxy Card if you are voting by Telephone or Internet

                             Wachovia Corporation

                 Proxy for the Annual Meeting of Shareholders
  This Proxy Is Solicited on Behalf of the Board of Directors of the Company

Wachovia Bank, N.A., Trustee
Wachovia Corporation Retirement Savings and Profit-Sharing Plan

With respect to shares of Common Stock of Wachovia Corporation held for your account under the Wachovia Corporation Retirement Savings and Profit-Sharing Plan, you are instructed to sign and forward the proxy being solicited by the Wachovia Corporation Board of Directors after having directed said proxy to be voted in the manner you have directed on the form of such proxy appearing on the reverse hereof. Unless you have otherwise directed on such form, this proxy will be voted FOR the proposals referred to herein.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                  IF NOT VOTING BY TELEPHONE OR THE INTERNET.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?

-----------------------------------   ------------------------------------------

-----------------------------------   ------------------------------------------

-----------------------------------   ------------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                             Wachovia Corporation
--------------------------------------------------------------------------------
Retirement Savings and Profit-Sharing Plan

Mark box at right if an address change or comment has been noted on          [_]
the reverse side of this card.

CONTROL NUMBER:



                                                         -----------------------
Please be sure to sure and date this Proxy.              Date
--------------------------------------------------------------------------------


----------Participant sign here-------------------------------------------------

DETACH CARD

-----------------
Vote by Telephone
-----------------
It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1.  Read the accompanying Proxy Statement.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).
    There is NO CHARGE for this call.

3.  Enter your Control Number located on this Proxy Card.

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

1.  Election of Directors.
                                              For All    With-   For All
    Nominee to serve for a two-year term:     Nominees   hold    Except

    (01) Morris W. Offit                        [_]       [_]      [_]

    Nominees to serve for a three-year term:

    (02) F. Duane Ackerman
    (03) John T. Casteen III
    (04) George W. Henderson III
    (05) Robert A. Ingram
    (06) George R. Lewis
    (07) G. Joseph Prendergast

    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                         For  Against  Abstain
2.  To ratify the appointment of Ernst & Young LLP as    [_]    [_]      [_]
    independent auditors for the current year.

3. In their discreation, the proxies are authorized to vote on such other business as may properly come before the meeting.

                                                                     DETACH CARD

----------------
Vote by Internet
----------------
It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement.

2.  Go to the web site
    http:///www.eproxyvote.com/wb

3.  Enter your Control Number located on this Proxy Card.

4.  Follow the Instructions provided.

Your vote is important!
Go to http:///www.eproxyvote.com/wb anytime!

   Do not return your Proxy Card if you are voting by Telephone or Internet